                                                                  EXHIBIT 4(5)

                          WASHINGTON STEEL CORPORATION

                      EMPLOYEES CAPITAL ACCUMULATION PLAN

                                (MASSILLON, OH)

                              AMENDED AND RESTATED

                             EFFECTIVE JULY 1, 1993

                          WASHINGTON STEEL CORPORATION
                      EMPLOYEES CAPITAL ACCUMULATION PLAN
                               (MASSILLON, OHIO)
                              AMENDED AND RESTATED
                             EFFECTIVE JULY 1, 1993

                               TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

"Account"..................................................................  2
   "Company Contribution Account"..........................................  2
   "Rollover Account"......................................................  2
   "Wage Reduction Contribution Account"...................................  2
"Active Participant".......................................................  3
"Actual Deferral Percentage"...............................................  3
"Administration Committee".................................................  4
"Affiliated Company".......................................................  4
"50% Affiliated Company"...................................................  4
"Age"......................................................................  4
"Alternate Payee"..........................................................  5
"Average Actual Deferral Percentage".......................................  5
"Average Contribution Percentage"..........................................  5
"Benefit Commencement Date"................................................  5
"Board of Directors".......................................................  5
"Code".....................................................................  5
"Committees"...............................................................  5
"Company"..................................................................  6
"Compensation".............................................................  6
"Contribution Percentage"..................................................  8
"Covered Employee".........................................................  9
"Early Retirement Date"....................................................  9
"Effective Date"...........................................................  9
"Eligible Employee"........................................................  9
"Employee".................................................................  9
"Employment Commencement Date"............................................. 10
"Entry Date"............................................................... 10
"ERISA".................................................................... 10
"Finance Committee"........................................................ 10
"Fund"..................................................................... 10
"Highly Compensated Eligible Employee"..................................... 10
"Highly Compensated Employee".............................................. 10
"Hour of Service".......................................................... 12
"Investment Medium"........................................................ 15
"Labor Agreement".......................................................... 15
"Limitation Year".......................................................... 15
"Lukens Stock"............................................................. 15
"Matching Contributions"................................................... 15

                                                                           PAGE
                                                                           ----

"Nonelective Company Contributions"........................................ 15
"Normal Retirement Age".................................................... 16
"Participant".............................................................. 16
"Plan"..................................................................... 16
"Plan Year"................................................................ 16
"Qualified Domestic Relations Order"....................................... 16
"Required Beginning Date".................................................. 16
"Rollover Contributions"................................................... 17
"Separation from Service".................................................. 17
"Spouse"................................................................... 18
"Total Disability"......................................................... 18
"Trust Agreement........................................................... 18
"Trustee".................................................................. 18
"Union".................................................................... 18
"Valuation Date"........................................................... 18
"Wage Reduction Contributions"............................................. 18
"Year of Service".......................................................... 18

                                   ARTICLE II

                   TRANSITION AND ELIGIBILITY TO PARTICIPATE
                   -----------------------------------------
   2.1  Rights Affected and Preservation of Accrued Benefit................ 19
   2.2  Eligibility to Participate - Wage Reduction Contributions.......... 19
   2.3  Wage Reduction Contributions Elections............................. 20
   2.4  Participation in Matching Contributions............................ 21
   2.5  Participation in Nonelective Company Contributions................. 21
   2.6  Data............................................................... 22

                                  ARTICLE III

                           CONTRIBUTIONS TO THE PLAN
                           -------------------------

   3.1  Wage Reduction Contributions....................................... 23
   3.2  Change of Percentage Rate.......................................... 24
   3.3  Discontinuance of Wage Reduction Contributions..................... 25
   3.4  Matching Contribution.............................................. 25
   3.5  Nonelective Company Contribution................................... 26
   3.6  Definition of Current or Accumulated Earnings...................... 26
   3.7  Timing and Deductibility of Contributions.......................... 27
   3.8  Fund............................................................... 27
   3.9  Limitation on Wage Reduction Contributions......................... 28
   3.10 Prevention of Violation of Limitation on Wage Reduction
        Contributions and Matching Contributions........................... 32
   3.11 Maximum Allocation................................................. 38

                                                                           PAGE
                                                                           ----
                                 ARTICLE IV

                             PARTICIPANTS' ACCOUNTS
                             ----------------------

   4.1  Accounts........................................................... 43
   4.2  Valuation.......................................................... 43
   4.3  Apportionment of Gain or Loss...................................... 43
   4.4  Accounting for Allocations......................................... 44
   4.5  Vesting............................................................ 44

                                   ARTICLE V

                                  DISTRIBUTION
                                  ------------

   5.1  General............................................................ 45
   5.2  Separation from Service............................................ 45
   5.3  Death.............................................................. 45
   5.4  Total Disability................................................... 45
   5.5  Valuation for Distribution......................................... 46
   5.6  Timing of Distribution............................................. 46
   5.7  Mode of Distribution............................................... 48
   5.8  Beneficiary Designation............................................ 49
   5.9  Transfer of Account to Other Plan.................................. 51

                                   ARTICLE VI

                             ROLLOVER CONTRIBUTIONS
                             ----------------------

   6.1  Rollover Contributions............................................. 54
   6.2  Vesting and Distributing of Rollover Accounts...................... 55

                                  ARTICLE VII

                                  WITHDRAWALS
                                  -----------

   7.1  Withdrawals Subject to Hardship Restrictions....................... 56
   7.2  Withdrawals Not Subject to Hardship Restrictions................... 60
   7.3  Amount and Payment of Withdrawals.................................. 60
   7.4  Withdrawals Not Subject to Replacement............................. 60
   7.5  Investment Medium to be Charged with Withdrawal.................... 60


                                  ARTICLE VIII

                                 ADMINISTRATION
                                 --------------
   8.1  Plan Administrator................................................. 61
   8.2  Allocation of Fiduciary Responsibilities........................... 61
   8.3  Responsibilities of the Administration Committee................... 61
   8.4  Responsibilities of the Finance Committee.......................... 62

                                                                           PAGE
                                                                           ----

   8.5  Joint Responsibilities............................................. 63
   8.6  Membership of the Committees....................................... 63
   8.7  Committee Meetings................................................. 64
   8.8  Receipts and Disbursements of the Plan............................. 65
   8.9  Demands for Money.................................................. 65
   8.10 Disputes........................................................... 65
   8.11 Indemnification.................................................... 67

                                   ARTICLE IX

                                    THE FUND
                                    --------
   9.1  Designation of Trustee............................................. 68
   9.2  Exclusive Benefit.................................................. 68
   9.3  No Interest in Fund................................................ 68
   9.4  Investments........................................................ 68


                                   ARTICLE X

                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------

   10.1 Power of Amendment and Termination................................. 71
   10.2 Merger............................................................. 71

                                   ARTICLE XI

                              TOP-HEAVY PROVISIONS
                              --------------------
   11.1 General............................................................ 73
   11.2 Definitions........................................................ 73
   11.3 Minimum Contribution for Non-Key Employees......................... 78
   11.4 Social Security.................................................... 80
   11.5 Adjustment to Maximum Benefit Limitation........................... 80

                                  ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------

   12.1 No Employment Rights............................................... 82
   12.2 Governing Law...................................................... 82
   12.3 Severability of Provisions......................................... 82
   12.4 No Interest in Fund................................................ 82
   12.5 Spendthrift Clause................................................. 82
   12.6 Incapacity......................................................... 83
   12.7 Withholding........................................................ 83
   12.8 Missing Persons.................................................... 84
   12.9 Determination of Highly Compensated Employees...................... 84

                                                                           PAGE
                                                                           ----

                                ARTICLE XIII

                           RIGHTS OF ALTERNATE PAYEES
                           --------------------------


   13.1 General............................................................ 85
   13.2 Distribution....................................................... 85
   13.3 Withdrawals........................................................ 86
   13.4 Death Benefits..................................................... 86

          WHEREAS, Mercury Stainless, Inc., formerly a subsidiary of Washington Steel Corporation, Inc. ("Washington Steel") adopted the Mercury Stainless, Inc. Employees Retirement Plan (the "Plan"), effective October 17, 1986, for certain of its Employees; and

          WHEREAS, Mercury Stainless, Inc. was merged into Washington Steel; and

          WHEREAS, Washington Steel is a wholly-owned subsidiary of Lukens Inc.; and

          WHEREAS, Lukens Inc. desires (1) to amend and restate the Plan to comply with the requirements of the Employee Retirement Income Security Act of 1974 and with the Internal Revenue Code of 1986, as amended and (2) to rename the Plan;

          NOW, THEREFORE, effective July 1, 1993, the Plan is renamed as the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon, OH) and the Plan is continued, amended and restated as hereinafter set forth:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


          Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa. Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

          "Account" means the entries maintained in the records of the Trustee
           -------
which represent the Participant's interest in the Fund. The term "Account" shall refer, as the context indicates, to any or all of the following:

              "Company Contribution Account" -- the Account to which are
               ----------------------------
credited Matching Contributions and Nonelective Company Contributions allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

              "Rollover Account" -- the Account to which are credited a
               ----------------
Participant's Rollover Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

              "Wage Reduction Contribution Account" -- the Account to which are
               -----------------------------------
credited a Participant's Wage Reduction

Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

          "Active Participant" means an individual who has become an Active
           ------------------
Participant as provided in Article II and has remained a Covered Employee at all times thereafter.

          "Actual Deferral Percentage" means, for any Eligible Employee for a
           --------------------------
given Plan Year, the ratio of:

              (a)  the sum of:

                   (1) such Eligible Employee's Wage Reduction Contributions for the Plan Year, plus

                   (2) in the case of any Highly Compensated Eligible Employee, his elective deferrals for the year under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by the Company or any Affiliated Company, plus

                   (3) at the election of the Administration Committee or, prior to the Effective Date, the Company, any portion of the Eligible Employee's Matching Contributions required or permitted to be taken into account under section 401(k) of the Code and the regulations issued thereunder, plus

                   (4) at the election of the Administration Committee or, prior to the Effective Date, the Company, any portion of the Eligible Employee's Nonelective Company Contributions required or permitted to be taken into account under section 401(k) of the Code and the regulations issued thereunder; to

              (b) the Eligible Employee's Compensation for the Plan Year or the calendar year ending within the Plan Year.

          "Administration Committee" means the Lukens Inc. Employee Benefits
           ------------------------
Administration Committee.

          "Affiliated Company" means, with respect to the Company, (a) any
           ------------------
corporation that is a member of a controlled group of corporations, as determined under section 414(b) of the Code, which includes the Company; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which the Company is a member; (c) any trade or business (whether or not incorporated) that is under common control with the Company, as determined under section 414(c) of the Code; and (d) any other organization or entity which is required to be aggregated with the Company under section 414(o) of the Code and regulations issued thereunder.

          "50% Affiliated Company" means an Affiliated Company, but determined
           ----------------------
with "more than 50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code, when applying sections 414(b) and (c) of the Code.

          "Age" means, for any individual, his age on his last birthday, except
           ---
that an individual attains Age 70-1/2 on the corresponding date in the sixth calendar month following the month in which his 70th birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

          "Alternate Payee" shall mean any Spouse, former Spouse, child or other
           ---------------
dependent of a Participant who is recognized by a domestic relations order (within the meaning of section 414(p)(1)(B) of the Code) as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

          "Average Actual Deferral Percentage" means, for a specified group of
           ----------------------------------
Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages for such Eligible Employees for the Plan Year.

          "Average Contribution Percentage" means, for a specified group of
           -------------------------------
Eligible Employees for a Plan Year, the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

          "Benefit Commencement Date" means, for any Participant or beneficiary,
           -------------------------
the date as of which the first benefit payment, including a single sum, from the Participant's Account is due, other than pursuant to a withdrawal under Article VI.

          "Board of Directors" means the board of directors (or other governing
           ------------------
body) of Lukens Inc. or a committee of the Board of Directors to which the Board of Directors has delegated some or all of its responsibilities hereunder.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Committees" means the Administration Committee and the Finance
           ----------
Committee, and their duly-appointed delegates.

          "Company" means Lukens Inc.
           -------

          "Compensation" means, for any Eligible Employee, for any applicable
           ------------
period:

              (a) except as otherwise provided below in this definition, and subject to the limitations set forth in Subsection (e) of this definition, wages as defined in Section 3401(a) of the Code and all other payments of compensation for which the Company is required to furnish the employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code plus (1) Wage Reduction Contributions and salary deferrals under a plan described in section 125 of the Code, (2) pay received by an Employee from the Union when absent from employment with the Company by reason of Union business or on a leave of absence from the Company for Union business and (3) workers' compensation payments received in lieu of wages for injuries incurred while in the employ of the Company, but not including long-term disability payments, sickness and accident benefits or profit sharing and bonus payments;

              (b) for the purposes of Article X and Section 3.11, wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code;

              (c) for the purposes of the definitions of "Actual Deferral Percentage" and "Contribution Percentage" in this Article (except as otherwise provided in such definitions), and subject to the limitations set forth in Subsection (e) of this definition, compensation as defined in section 414(s) of the Code as determined by the Administration Committee or, prior to the Effective Date, the Company, and applied on a uniform and consistent basis to all Eligible Employees, provided that, in the sole discretion of the Administration Committee or, prior to the Effective Date, the Company, Compensation may include Wage Reduction Contributions and other amounts excluded from gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code; and provided further that if applied uniformly to all Eligible Employees for the Plan Year, the Company may elect to consider only compensation as defined above for that portion of the Plan Year or the calendar year ending within the Plan Year during which the Employee was an Eligible Employee; and

              (d) for the purpose of the definition of "Highly Compensated Employee" in this Article (except as otherwise provided in such definition), wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code, but including amounts that are excluded from gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code.

              (e) With respect to any Plan Year beginning before 1994, only compensation not in excess of the amount to which the $200,000 limit of Code section 401(a)(17) has been indexed, and with respect to any Plan Year beginning after 1993, only compensation not in excess of the amount to which the $150,000 Limit of Code section 401(a)(17) has been indexed, shall be taken into account for purposes of Subsections (a), (b) and (c) of this definition, except that this Subsection (e) shall not apply for purposes of Section 3.11 and Section 10.2(c). In determining Compensation for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants who have not attained Age 19 before the close of the Plan Year. In applying the rules of section 414(q)(6) of the Code, the limit of this Subsection (e) shall be allocated among family members in proportion to their Compensation as defined in Subsection (a) without regard to this Subsection (e).

          "Contribution Percentage" means for any Eligible Employee for a given
           -----------------------
Plan Year, the ratio of:

              (a)  the sum of

                   (1) such Eligible Employee's Matching Contributions (to the extent not included in such Eligible Employee's Actual Deferral Percentage for such Plan Year) for the Plan Year, plus

                   (2)  in the case of any Highly Compensated Eligible
Employee, any employee contributions and employer matching contributions, including any elective deferrals recharacterized as employee contributions, under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the Code, maintained by the Company or any Affiliated Company, plus

                   (3) at the election of the Administration Committee or, prior to the Effective Date, the Company, any portion of the Eligible Employee's Nonelective Company Contributions required or permitted to be taken into account in accordance with section 401(m) of the Code and the regulations issued thereunder; to

              (b) the Eligible Employee's Compensation for the Plan Year or the calendar year ending within the Plan Year.

          "Covered Employee" means (a) any Employee who is defined as covered
           ----------------
under the Plan in Article II, Section 2 of the Labor Agreement and (b) any other Employee principally assigned to Washington Steel's Massillon, Ohio location.

          "Early Retirement Date" means the date on which an Employee completes
           ---------------------
30 Years of Service.

          "Effective Date" means July 1, 1993, the effective date of this
           --------------
amended and restated Plan.

          "Eligible Employee" means an Employee who has become an Eligible
           -----------------
Employee as set forth in Section 2.2, whether or not he is an Active Participant, and who has remained a Covered Employee at all times thereafter.

          "Employee" means an individual who is employed by the Company or an
           --------
Affiliated Company. An individual who is not otherwise employed by the Company or an Affiliated Company shall be deemed to be employed by such Company if he is a leased employee with respect to whose services the Company or such Affiliated Company is the recipient within the meaning of Code section 414(n) or 414(o), but to whom Code section 414(n)(5) does not apply.

          "Employment Commencement Date" means, for any Employee, the date on
           ----------------------------
which he is first entitled to be credited with an "Hour of Service" described in Paragraph (a)(1) of the definition of Hour of Service in this Article.

          "Entry Date" means January 1 or July 1 of any Plan Year.
           ----------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Finance Committee" means the Lukens Inc. Employee Benefits Finance
           -----------------
Committee.

          "Fund" means the fund established for this Plan, administered under
           ----
the Trust Agreement, out of which benefits payable under this Plan shall be paid.

          "Highly Compensated Eligible Employee" means an Eligible Employee who
           ------------------------------------
is (or is treated as) a Highly Compensated Employee.

          "Highly Compensated Employee" means an Employee who during the current
           ---------------------------
Plan Year or the immediately preceding Plan Year:

              (a) was a five-percent owner, as defined in section 416(i) of the Code;

              (b) received more than $96,368 (as indexed) in Compensation from the Company or an Affiliated Company;

              (c) received more than $64,245 (as indexed) in Compensation from the Company or an Affiliated Company and was among the top 20% of Employees of the Company and all Affiliated Companies ranked by Compensation (excluding Employees described in section 414(q)(8) of the Code to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Committee, for purposes of identifying the number of Employees in the top 20%); or

              (d) was among the 50 officers of the Company or an Affiliated Company (or, if lesser, the greater of 3 or 10% of all Employees, excluding Employees described in section 414(q)(8) of the Code, to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Administration Committee or, prior to the Effective Date, the Company, for purposes of identifying the top 20%) and received Compensation of more than $57,820.50 (as indexed); provided, however, that, if no officer has satisfied the compensation requirement described above during either the current Plan Year or the immediately preceding Plan Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

Notwithstanding Subsections (b)-(d) of this definition, an Employee, other than a five-percent owner, who was not a Highly Compensated Employee in the preceding Plan Year is a Highly Compensated Employee for the current Plan Year only if he is among the top 100 Employees of the Company and all Affiliated Companies ranked by Compensation for the current Plan Year.

          If an Employee is, during the current Plan Year or the immediately preceding Plan Year, a family member of either a 5 percent owner who is an Employee or a former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked by compensation during such year, then the family member and the 5 percent owner or Highly Compensated Employee shall be treated as a single Highly Compensated Employee, and the Compensation and elective deferrals, employee contributions and employer matching contributions of such family member and 5 percent owner or Highly Compensated Employee shall be aggregated in determining the Actual Deferral Percentage and Contribution Percentage of such "single" Highly Compensated Employee. For purposes of this definition, "family member" shall include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouse of such lineal ascendants and descendants.

          If the Company has made the election described in Section 12.9, references to the "preceding Plan Year" shall refer instead to the calendar year ending with or within the current Plan Year.

          "Hour of Service" means, for any Employee, a credit awarded with
           ---------------
respect to:

              (a)  except as provided in (b) or (c),

                   (1) each hour for which he is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of employment duties; or

                   (2) each hour for which he is entitled, either by award or agreement, to back pay from the Company or an Affiliated Company, irrespective of mitigation of damages; or

                   (3) each hour for which he is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty.

              (b) For any period that includes any hours for which an Hour of Service would otherwise be credited to an Employee under (a), above, the Administration Committee may, in accordance with rules applied in a uniform and non-discriminatory manner, elect instead to credit Hours of Service using one or more of the following equivalencies:


   Basis Upon Which Records      Credit Granted to Individual
        Are Maintained                    For Period
  ---------------------------   ---------------------------------
     shift                          actual hours for full shift

     day                            10 Hours of Service

     week                           45 Hours of Service

     semi-monthly period            95 Hours of Service

     month                         190 Hours of Service

              (c) Anything to the contrary in Subsection (a) or (b) notwithstanding:

                   (1) No Hours of Service shall be credited to an Employee for any period merely because, during such period, payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

                   (2) No more than 501 Hours of Service shall be credited to an Employee under Paragraph (a)(3) of this definition on account of any single continuous period during which no duties are performed by him, except to the extent otherwise provided in the Plan.

                   (3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

                   (4)  No Hours of Service shall be credited twice.

                   (5) Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor Reg.
(S)2530.200b-2(b) and (c).

                   (6) In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Company or Affiliated Company that is the recipient thereof.

          "Investment Medium" means any fund, contract, obligation or other mode
           -----------------
of investment to which a Participant may direct the investment of the assets of his Account.

          "Labor Agreement" means the collective bargaining agreement between
           ---------------
the Company and the Union, dated September 18, 1986, and any successor agreements thereto.

          "Limitation Year" means the Plan Year or such other 12-consecutive-
           ---------------
month period as may be designated by the Company.

          "Lukens Stock" means common stock of Lukens Inc., par value $0.01 per
           ------------
share.

          "Matching Contributions" means the amounts contributed by the Company
           ----------------------
pursuant to Section 3.4.

          "Nonelective Company Contributions" means the amounts contributed by
           ---------------------------------
the Company pursuant to Section 3.5.

          "Normal Retirement Age" means, for any Participant, the later of (a)
           ---------------------
the date on which he attains Age 65 or (b) the fifth anniversary of his commencement of participation in the Plan.

          "Participant" means an individual for whom one or more Accounts are
           -----------
maintained under the Plan.

          "Plan" means the Washington Steel Corporation Employees Capital
           ----
Accumulation Plan (Massillon, OH), a profit sharing plan, as set forth herein.

          "Plan Year" means each 12-consecutive month period that begins on July
           ---------
1 and ends on the next following June 30.

          "Qualified Domestic Relations Order" means a domestic relations order
           ----------------------------------
(within the meaning of section 414(p)(1)(B) of the Code) which creates or recognizes the existence of an Alternate Payee's rights to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and is determined by the Committee to satisfy the requirements of section 414(p) of the Code.

          "Required Beginning Date" means, for any Participant:
           -----------------------

              (a) if he attained Age 70-1/2 before January 1, 1988, and is not a 5-percent owner (within the meaning of section 416 of the Code) of the Company at any time during the five-Plan-Year period ending in the calendar year in which he attained Age 70-1/2, or thereafter, April 1 of the calendar year following the later of the calendar year in which he has a Separation from Service or the calendar year in which he attained Age 70-1/2;

              (b) if he attained Age 70-1/2 before January 1, 1988, and is a 5-percent owner (within the meaning of section 416 of the Code) of the Company at any time during the five-Plan-Year period ending in the calendar year in which he attained Age 70-1/2, or thereafter, the latest of (1) December 31, 1987
(2) April 1 of the calendar year following the calendar year in which he attained Age 70-1/2 or (3) April 1 of the calendar year in which he becomes a 5-percent owner;

              (c) if he attained Age 70-1/2 before January 1, 1989 and after December 31, 1987, is not a 5-percent owner (within the meaning of section 416 of the Code) of the Company and has not had a Separation from Service before January 1, 1989, April 1, 1990; and

              (d) except as otherwise provided in Subsection (c), if he attains Age 70-1/2 on or after January 1, 1988, April 1 of the calendar year next following the calendar year in which he attains Age 70-1/2.

          "Rollover Contributions" means, for any Participant, his rollover
           ----------------------
contributions as provided in Section 6.1.

          "Separation from Service" means, for any Employee, his death,
           -----------------------
retirement, resignation, discharge or any absence that causes him to cease to be an Employee.

          "Spouse" means the person to whom a Participant is married on any date
           ------
of reference.

          "Total Disability" means such physical or mental condition which shall
           ----------------
render a Participant permanently and totally unable to perform any duty for the Company.

          "Trust Agreement" means any agreement and declaration of trust
           ---------------
executed under this Plan.

          "Trustee" means the corporate trustee or one or more individuals
           -------
collectively appointed and acting under the Trust Agreement.

          "Union" means the United Steelworkers of America, AFL-CIO-CLC, on
           -----
behalf of itself and Local Union No. 1124.

          "Valuation Date" means each business day.
           --------------

          "Wage Reduction Contributions" means, for any Participant,
           ----------------------------
contributions on his behalf as provided in Section 3.1(a).

          "Year of Service" means, for any Employee, a Plan Year for which he is
           ---------------
credited with at least 1,000 Hours of Service.

                                   ARTICLE II

                   TRANSITION AND ELIGIBILITY TO PARTICIPATE
                   -----------------------------------------


          2.1  Rights Affected and Preservation of Accrued Benefit.  Except as
               ---------------------------------------------------
provided to the contrary herein, the provisions of this amended and restated Plan shall apply only to Employees who complete an Hour of Service on or after the Effective Date. The rights of any other individual shall be governed by the Plan as in effect upon his Separation from Service, except to the extent expressly provided in any amendment adopted subsequently thereto.

          2.2  Eligibility to Participate - Wage Reduction Contributions.
               ---------------------------------------------------------

               (a) Each Covered Employee who is covered by the Labor Agreement as of the Effective Date who was eligible to participate in the Plan immediately prior to the Effective Date shall continue to be an Eligible Employee as of the Effective Date.

               (b) Each Covered Employee as of the Effective Date (who was not eligible to participate in the Plan immediately prior to the Effective Date) who has completed as of the Effective Date the probationary period set forth in
Article X, Section 4 of the Labor Agreement shall become an Eligible Employee as of the Effective Date. Each other Covered Employee (who was not eligible to participate immediately prior to the Effective Date) shall become an Eligible Employee on the Entry

Date coincident with or next following his Employment Commencement Date.

               (c) If an individual is not a Covered Employee on the Entry Date next following the date he meets the requirements of Subsection (b) of this Section, he shall become an Eligible Employee as of the first date thereafter on which he is a Covered Employee.

               (d) An Eligible Employee who ceases to be a Covered Employee, by Separation from Service or otherwise, and who later becomes a Covered Employee, shall become an Eligible Employee as of the date on which he first again completes an Hour of Service as a Covered Employee.

          2.3  Wage Reduction Contributions Elections.  Each Eligible Employee
               --------------------------------------
may elect to make Wage Reduction Contributions and become an Active Participant by filing a written notice of such election with the Administration Committee on a form provided for that purpose. Such notice shall authorize the Company to reduce such Eligible Employee's cash remuneration by an amount determined in accordance with Section 3.1 and to make Wage Reduction Contributions on such Eligible Employee's behalf in the amount of such reduction. Such election shall be effective as of the payroll period that is administratively practicable following receipt of the election by the Administration Committee. An Eligible Employee may elect to discontinue or resume Wage Reduction Contributions at any time, effective as of payroll period that is administratively practicable following receipt of the election by the Administration Committee. An Eligible Employee may change the amount of Wage Reduction contributions to another permissible amount twice per calendar quarter, effective as of the payroll period that is administratively practicable following receipt of the election by the Administration Committee.

          2.4  Participation in Matching Contributions.  An Active Participant
               ---------------------------------------
shall share in Matching Contributions under Section 3.4 for any Plan Year if Wage Reduction Contributions are made on his behalf in such Plan Year and he is an Employee on the last day of such Plan Year. Notwithstanding the foregoing, an Active Participant who has had Wage Reduction Contributions made on his behalf in any Plan Year shall share in Matching Contributions under Section 3.4 for such Plan Year, if, during such Plan Year, he has a Separation from Service on or after his Early Retirement Date or Normal Retirement Age, dies or suffers a Total Disability.

          2.5  Participation in Nonelective Company Contributions.  An Eligible
               --------------------------------------------------
Employee shall share in Nonelective Company Contributions under Section 3.5 for any Plan Year during which he (a) receives Compensation and (b) is an Employee on the last day of the Plan Year. Notwithstanding the foregoing, an Eligible Employee shall share in Nonelective Company Contributions under Section 3.5 for any Plan Year in which he receives Compensation if, during such Plan Year, he has a

Separation from Service after his Early Retirement Date or Normal Retirement Age, dies or suffers a Total Disability.

          2.6  Data.  Each Employee shall furnish to the Committees such data as
               ----
the Committees may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Committees in the administration of the Plan.

                                  ARTICLE III

                           CONTRIBUTIONS TO THE PLAN
                           -------------------------


          3.1  Wage Reduction Contributions.
               ----------------------------

               (a)  When an Eligible Employee files an election under Section
2.3 to have Wage Reduction Contributions made on his behalf, he shall elect the percentage by which his Compensation shall be reduced on account of such Wage Reduction Contributions. Subject to Sections 3.9 and 3.11, this percentage may be between one percent (1%) and ten percent (10%) of such Compensation, rounded to the nearer whole percent. The Company shall contribute an amount equal to such percentage of the Eligible Employee's Compensation to the Fund for credit to the Eligible Employee's Wage Reduction Contribution Account, provided that such contributions may be prospectively limited as provided in Section 3.10.

               (b) Wage Reduction Contributions made on behalf of an Eligible Employee under this Plan together with elective deferrals under any other plan or arrangement maintained by the Company or any Affiliated Company shall not exceed $8,728 (as adjusted in accordance with section 402(g) of the Code and regulations thereunder) for any calendar year beginning after December 31, 1992. To the extent necessary to satisfy this limitation for any year:

                    (1) elections under Subsection (a) of this Section shall be prospectively restricted; and,

                    (2) after application of Subparagraph (1), the excess Wage Reduction Contributions and excess elective deferrals under any other plan or arrangement maintained by the Company or any Affiliated Company (with earnings thereon, but reduced by any amounts previously distributed under Subsection (a) of Section 3.10 for the year) shall be paid to the Participant on or before the April 15 first following the calendar year in which such contributions were made. If the Wage Reduction Contributions plus elective deferrals described above do not exceed such limitation, but Wage Reduction Contributions, plus the elective deferrals, as defined in section 402(g)(3) of the Code, under any other plan for any Participant exceed such limitation for any calendar year, upon the written request of the Participant made on or before the March 15 first following such calendar year, the excess, including any earnings attributable thereto, designated by the Participant to be distributed from the Plan shall be paid to the Participant on or before the April 15 first following such calendar year.

          3.2  Change of Percentage Rate.  A Participant may without penalty
               -------------------------
change the percentage of Compensation designated by him as his contribution rate under Subsection (a) of Section 3.1, to any percentage permitted by such Subsection, and such percentage shall remain in effect until so changed. Any such change shall become effective as of the first Entry Date that is administratively practicable following receipt of the change by the Administration Committee.

          3.3  Discontinuance of Wage Reduction Contributions.  A Participant
               ----------------------------------------------
may discontinue his Wage Reduction Contributions at any time. Such discontinuance shall become effective as of the first Entry Date that is administratively practicable following receipt of the discontinuance by the Administration Committee. A Participant who discontinues his Wage Reduction Contributions may resume his Wage Reduction Contributions effective as of the first Entry Date that is administratively practicable following receipt of notice by the Administration Committee.

          3.4  Matching Contribution.  Subject to Sections 3.9 and 3.11, the
               ---------------------
Company shall contribute to the Fund for each Plan Year on behalf of each Active Participant who is eligible to share in Matching Contributions for the Plan Year under Section 2.4 from current or accumulated earnings of Washington Steel, an amount equal to fifty percent (50%) of each such Active Participant's Wage Reduction Contributions for such Plan Year that are in excess of six percent (6%) of the Active Participant's Compensation, provided that such contributions may be prospectively limited as provided in Section 3.10 and provided further that the contribution under this Section for any Plan Year shall not cause the total contributions by the Company to exceed the maximum allowable current deduction under the applicable provisions of the Code. Matching Contributions shall be credited to Active Participants' Company Contribution Accounts.

          3.5  Nonelective Company Contribution.  Subject to Section 3.11, the
               --------------------------------
Company shall contribute to the Fund for each Plan Year on behalf of each Eligible Employee who is eligible to share in Nonelective Company Contributions in accordance with Section 2.5 from the current or accumulated earnings of Washington Steel, an amount equal to six percent (6%) of such Eligible Employee's Compensation; provided that the contribution for any Plan Year shall not cause the total contributions by the Company to exceed the maximum allowable current deduction under the applicable provisions of the Code. Such contributions shall be allocated to Eligible Employees' Company Contribution Accounts.

          3.6  Definition of Current or Accumulated Earnings.  For purposes of
               ---------------------------------------------
Sections 3.4 and 3.5, current earnings shall include the amount of the net earnings of Washington Steel for each fiscal year, as determined by the responsible financial officer of the Company, for Federal income tax purposes, but without deduction for Federal, state, and local income taxes and without deduction for contributions to this Plan. Current earnings may also include the amount of net earnings of Washington Steel for each fiscal year, as determined under generally accepted accounting principles by the responsible financial officer of the Company. Accumulated earnings shall include earnings for prior years accumulated after deduction of Federal, state, and local income taxes and contributions to this Plan.

          3.7  Timing and Deductibility of Contributions.  Matching
               -----------------------------------------
Contributions and Nonelective Company Contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for Federal income tax purposes for the taxable year of the employer in which the Plan Year ends. Amounts contributed as Wage Reduction Contributions will be remitted to the Trustee as soon as practicable, but no later than 90 days after the date on which such contributions were received or withheld from the Participant's Compensation.

          3.8  Fund.  The contributions deposited by the Company in the Fund in
               ----
accordance with this Article shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible beneficiaries (including necessary administrative costs); provided, that (a) in the case of a contribution made by the Company as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Company shall be entitled to a refund of said contributions, which must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance of the tax deduction, to the extent of such disallowance, and (b) in the case of contributions made by the Company which are conditioned on the initial qualification of the plan under section 401 of the Code, if the Plan is the subject of an adverse determination with respect to its initial qualification, then the Company shall be entitled to a refund of said contributions, but only if application for the determination is made by the time prescribed by law for filing the Company's federal income tax return for the taxable year in which the Plan is adopted or such later date as may be permitted by applicable Treasury Regulation or other applicable administrative pronouncements.

          3.9  Limitation on Wage Reduction Contributions.
               ------------------------------------------

               (a) For any Plan Year beginning after December 31, 1986, the Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

                    (1) one hundred twenty-five percent (125%) of the Average Actual Deferral Percentage for all other Eligible Employees; or

                    (2)  the lesser of:

                         (A)  two hundred percent (200%) of the Average Actual
Deferral Percentage for all other Eligible Employees; or

                         (B)  two percent (2%) plus the Average Actual Deferral
Percentage for all other Eligible Employees.
               (b) For any Plan Year beginning after December 31, 1986, the Average Contribution Percentage for the

Highly Compensated Eligible Employees shall not exceed the greater of:

                    (1) one hundred twenty-five (125%) of the Average Contribution Percentage for all other Eligible Employees; or

                    (2)  the lesser of:

                         (A)  two hundred percent (200%) of the Average
Contribution Percentage for all other Eligible Employees; or

                         (B)  two percent (2%) plus the Average Contribution
Percentage for all other Eligible Employees.

               (c) For any Plan Year beginning after December 31, 1988, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

                    (1)  the sum of:

                         (A)  one hundred twenty-five percent (125%) of the
greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; plus

                         (B)  the lesser of:

                              (i)  two hundred percent (200%) of the lesser of
the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

                             (ii)  two percent (2%) plus the lesser of the
Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

                    (2)  the sum of:

                         (A)  one hundred twenty-five percent (125%) of the
lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; plus

                         (B)  the lesser of:

                              (i)  two hundred percent (200%) of the greater of
the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

                             (ii)  two percent (2%) plus the greater of the
Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees.

               (d) For purposes of this Section, the Wage Reduction Contributions and Matching Contributions, respectively, of any 5% owner or other Highly Compensated Employee who is one of the top 10 Employees ranked by pay (without regard to this sentence) for the Plan Year or the preceding Plan Year shall be increased by the amount of the Wage Reduction Contributions and Matching Contributions, respectively of any Employee who is a spouse or lineal ascendant or descendant (or a spouse thereof) ("family member") of such Highly Compensated Employee, and the Compensation of the former shall be increased by the Compensation of the latter, and such family member and such Highly Compensated Employee shall be treated as a single Highly Compensated Eligible Employee and such family member shall not be treated as a separate Eligible Employee for purposes of applying this Section. The application of this Subsection (d) and the determination of the Actual Deferral Percentage and Contribution Percentage of such single Highly Compensated Eligible Employee shall be made in accordance with sections 414(q), 401(k) and 401(m) of the Code and regulations thereunder.

          (e) If the Plan and any other plan(s) maintained by a the Company or an Affiliated Company are treated as a single plan for purposes of section 401(a)(4) or section 410(b) of the Code, the limitations in Subsections (a) through (d) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan.

          (f) The application of this Section shall satisfy sections 401(k) and 401(m) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

          (g) The test set forth in Subsection (a) of this Section must be satisfied separately with respect to (1) Eligible Employees who are not covered by a collective bargaining agreement and (2) Eligible Employees who are covered by a collective bargaining agreement. The test set forth in subsection (a) of this Section must be satisfied with respect to the Eligible Employees who are covered by a collective bargaining agreement only for Plan Years beginning after 1992. The tests set forth in Subsections (b) and (c) must be satisfied only with respect to Eligible Employees who are not covered by a collective bargaining agreement.

          3.10   Prevention of Violation of Limitation on Wage Reduction
                 -------------------------------------------------------
Contributions and Matching Contributions.  The Administration Committee or,
- ----------------------------------------
prior to the Effective Date, the Company, shall monitor the level of Participants' Wage Reduction Contributions and Matching Contributions and elective deferrals, employee contributions, and employer matching contributions under any other qualified retirement plan maintained by a the Company or any Affiliated Company to insure against exceeding the limits of Section 3.9. To the extent practicable, the Administration Committee or, prior to the Effective Date, the Company, may prospectively limit (i) some or all of the Highly Compensated Eligible Employees' Wage Reduction Contributions to reduce the Average Actual Deferral Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy subsection (a) of Section 3.9 and/or (ii) some or all of the Highly Compensated Eligible Employees' Matching Contributions to reduce the Average Contribution Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy subsection (b) of Section 3.9 and/or (iii) some or all of the Highly Compensated Eligible Employees' Wage Reduction Contributions and Matching Contributions to the extent necessary to satisfy subsection (c) of Section 3.9. If the Administration Committee or, prior to the Effective Date, the Company, determines after the end of the Plan Year that the limits of Section 3.9 may be or have been exceeded, it shall take the appropriate following action for such Plan Year:

          (a) (1) The Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Subsection (a) of Section 3.9.

               (2) The reduction shall be accomplished by reducing the maximum Actual Deferral Percentage for any Highly Compensated Eligible Employee to an adjusted maximum Actual Deferral Percentage, which shall be the highest Actual Deferral Percentage that would cause one of the tests in Subsection 3.9 to be satisfied, if each Highly Compensated Eligible Employee with a higher Actual Deferral Percentage had instead the adjusted maximum Actual Deferral Percentage, reducing the Highly Compensated Eligible Employee's Wage Reduction Contributions and elective deferrals under any other qualified retirement plan maintained by the Company or any Affiliated Company (less any amounts previously distributed under Section 3.1 for the year) in order, beginning with the Highly Compensated Eligible Employee(s) with the highest Actual Deferral Percentage; provided, however, that excess contributions shall be allocated to Eligible Employees who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by regulations.

          (3) Not later than the end of the Plan Year following the close of the Plan Year for which the Wage Reduction Contributions were made, the difference between a Highly Compensated Eligible Employee's Actual Deferral Percentage and the Highly Compensated Eligible Employee's adjusted maximum Actual Deferral Percentage shall be paid to the Highly Compensated Eligible Employee, with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations);
provided, however, that for any Participant who is also a participant in any other qualified retirement plan maintained by the Company or any Affiliated Company under which the Participant makes elective deferrals for such year, the Administration Committee or, prior to the Effective Date, the Company, shall coordinate corrective actions under this Plan and such other plan for the year.

          (b) (1) The Average Contribution Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Subsection (b) of Section 3.9.

               (2) The reduction shall be accomplished by reducing the maximum Contribution Percentage for any Highly Compensated Eligible Employee to an adjusted maximum Contribution Percentage, which shall be the highest Contribution Percentage that would cause one of the tests in Section 3.9(b) to be satisfied, if each Highly Compensated Eligible Employee with a higher Contribution Percentage had instead the adjusted maximum Contribution Percentage, reducing, in the following order of priority, the Highly Compensated Eligible Employees' Matching Contributions and employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Company or an Affiliated Company, in order beginning with the Highly Compensated Eligible Employee(s) with the highest Contribution Percentage; provided, however, that excess contributions shall be allocated to Eligible Employees who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed in regulations.

               (3) Not later than the end of the Plan Year following the close of the Plan Year for which such contributions were made, the difference between a Highly Compensated Eligible Employee's Contribution Percentage and the Highly Compensated Eligible Employee's adjusted maximum Contribution Percentage, with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations), shall be paid to the Highly Compensated Eligible Employee;
provided, however, that, for any Participant who is also a participant in any other qualified retirement plan maintained by the Company or any Affiliated Company under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Administration Committee or, prior to the Effective Date, the Company, shall coordinate corrective actions under this Plan and such other plan for the year.

          (c)  (1)  The Average Contribution Percentage and/or Average
Actual Deferral Percentage (as determined under Subparagraph (2) below) for the Highly Compensated Eligible Employees shall be reduced to satisfy the test in Subsection (c) of Section 3.9 in a manner and to the extent determined by the Administration Committee or, prior to the Effective Date, the Company.

               (2) The reductions shall be accomplished in the same manner as is set forth in Subsections (a) and (b) of Section 3.10, whichever is appropriate. A reduction to the Average Actual Deferral Percentage shall be charged against the appropriate Highly Compensated Eligible Employees' Wage Reduction Contribution Accounts. A reduction to the Average Contribution Percentage shall be charged against the appropriate Highly Compensated Eligible Employees' Company Contribution Accounts. Notwithstanding the foregoing, for any Participant who is also a participant in any other qualified retirement plan maintained by the Company or an Affiliated Company under which the Participant makes employee contributions or elective deferrals or is credited with employer matching contributions for such year, the Administration Committee or, prior to the Effective Date, the Company, shall coordinate corrective actions under this Plan and such other plan for the year.

          (d) If the corrective payment to a Highly Compensated Eligible Employee who is not covered by a collective bargaining agreement of his Wage Reduction Contributions pursuant to Paragraph (a)(3) or Subsection (c) of this Section causes Matching Contributions made on his behalf for the Plan Year (excluding such Matching Contributions that were paid to the Participant pursuant to Subsection (b)(2) or Subsection (c) of this Section) to exceed fifty percent (50%) of his remaining Wage Reduction Contributions for the Plan Year that are in excess of six percent (6%) of his Compensation, the Matching Contributions in excess of fifty percent (50%) of his Wage Reduction Contributions for the Plan Year that are in excess of six percent (6%) of his Compensation that were not distributed to him shall be forfeited, and used to offset future Matching Contributions.

          (e) If the Plan and any other plan maintained by the Company or an Affiliated Company are treated as a single plan pursuant to Subsection (e) of
Section 3.9, the Administration Committee or, prior to the Effective Date, the Company, shall coordinate corrective actions under the Plan and such other plan for the year.

          3.11   Maximum Allocation.  The provisions of this Section shall be
                 ------------------
construed to comply with section 415 of the Code.

                 (a) Notwithstanding anything in this Plan to the contrary, in no event shall the sum of:

                      (1) any Matching Contributions, Nonelective Company Contributions, Wage Reduction Contributions and other employer contributions; any forfeitures, and any employee contributions allocated for any Limitation Year to any Participant (including any such amounts distributed pursuant to Section 3.10 but not amounts distributed pursuant to Subsection (b) of Section 3.1) under this and any other defined contribution plan maintained by the Company or any 50% Affiliated Company; and

                      (2) all amounts allocated to any Participant after March 31, 1984 to an individual medical account (within the meaning of Code section 415(l)(2)) which is part of a pension or annuity plan maintained by the Company or any 50% Affiliated Company; and

                      (3) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to a separate account of a Participant who is a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund maintained by the Company or any 50% Affiliated Company; exceed the lesser of $30,000, (or such other dollar limitation in effect for the Limitation Year under section

415(c)(1)(A) of the Code) or twenty-five percent (25%) of such Participant's Compensation for the Limitation Year. The 25% Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(l)(1) or 419A(d)(2) of the Code.

          (b) If the amount otherwise allocable to the Account of a Participant would exceed the amount described in Subsection (a) of this Section as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of Wage Reduction Contributions that may be made with respect to a Participant under the limits of this Section or such other circumstances as permitted by law, the Administration Committee shall determine which portion, if any, of such excess amount is attributable to the Participant's Wage Reduction Contributions, and/or Matching Contributions and/or Nonelective Company Contributions, if any, until such amount has been exhausted, and shall take the following appropriate steps to correct such violation:

               (1) excess Wage Reduction Contributions and earnings thereon shall be paid to the Participant as soon as is administratively feasible;

               (2) (A) while the Participant remains a Covered Employee, his excess Matching Contributions and Nonelective Company Contributions shall be held in a suspense account (which shall not share in investment gains and losses of the Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Participant's Account before any Matching Contributions or Nonelective Company Contributions, as appropriate, are made on his behalf for such Plan Year; and

                    (B) when the Participant ceases to be a Covered Employee, his excess Matching Contributions and Nonelective Company Contributions, along with earnings thereon, held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Participants in the Plan.

          (c) If, in any Limitation Year, a Participant in this Plan is also a participant in one or more defined benefit plans maintained by the Company or any 50% Affiliated Company, the projected annual benefit referred to in Paragraph (c)(1) shall be reduced, if necessary, so that the sum of the fractions described in (1) and (2) does not exceed 1.0 for such Limitation Year.

               (1)  Defined Benefit Fraction - a fraction, the numerator of
                    ------------------------
which is the Participant's projected annual benefit under all such defined benefit pension plans determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of:

                    (A) 1.25 x $90,000 (or such other dollar limitation determined for the Limitation Year under section 415(b)(1)(A) of the Code); or

                    (B)  one hundred forty percent (140%) of the
Participant's highest average Compensation over any three consecutive calendar years;
provided, however, that the denominator of the defined benefit fraction shall be determined after taking into account any adjustments to the dollar limit described in Subparagraph (A) or to the compensation limit described in Subparagraph (B) prescribed by sections 415(b) or 415(d) of the Code, as appropriate. For the purpose of this Paragraph (1), "projected annual benefit" means the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation counted for the purpose of such plan had continued at the same rate.

               (2)  Defined Contribution Fraction - a fraction, the
                    -----------------------------
numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans sponsored by the Company or any 50% Affiliated Company for all limitation years, and the denominator of which is the sum of the lesser of the following amounts, determined for each of such limitation years and for each prior limitation year of service with the Company or 50% Affiliated Company:

                         (A)  1.25 x $30,000 (or such other dollar limitation in
effect for the Limitation Year under section 415(c)(1)(A) of the Code); or

                         (B)  thirty-five percent (35%) of the Participant's
Compensation for such limitation year.

          (d) If the Plan and the defined benefit plan referred to in Paragraph (c)(1) satisfied section 415 of the Code for the Plan Year ending December 31, 1986, an amount shall be subtracted from the numerator of the fraction described in Paragraph (c)(2) (not exceeding such numerator). The amount to be subtracted shall be the product of:

               (1) the sum of the defined contribution fraction under Paragraph (c)(2) plus the defined benefit fraction under Paragraph (c)(1) as of December 31, 1986 minus one, multiplied by

               (2) the denominator of the defined contribution fraction under Paragraph (c)(2) as of December 31, 1986.

                                   ARTICLE IV

                             PARTICIPANTS' ACCOUNTS
                             ----------------------


          4.1  Accounts.  All contributions and earnings thereon may be invested
               --------
in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, separate Accounts shall be maintained for each Participant and each Participant's Accounts shall be made up of subaccounts reflecting his investment elections pursuant to Section 9.4. These Accounts shall represent the Participant's individual interest in the Fund. All contributions shall be credited to Participants' accounts as set forth in Article III.

          4.2  Valuation.  The value of each Investment Medium within the Fund
               ---------
shall be computed by the Trustee as of the close of business on each Valuation Date on the basis of the market value of the assets of the Fund.

          4.3  Apportionment of Gain or Loss.  The value of each Investment
               -----------------------------
Medium in the Fund, as computed pursuant to Section 4.2, shall be compared with the value of such Investment Medium in the Fund as of the preceding Valuation Date. Any difference in the value, not including contributions or distributions made since the preceding Valuation Date, shall be the net increase or decrease of such Investment Medium, and such amount shall be ratably apportioned by the Trustee on its books, among the

Participants' Accounts which are invested in such Investment Medium at the current Valuation Date.

          4.4  Accounting for Allocations.  The Administration Committee shall
               --------------------------
establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article. From time to time such procedures may be modified for the purpose of achieving equitable and non-discriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

          4.5  Vesting.  A Participant shall have a 100% nonforfeitable interest
               -------
at all times in his Accounts.

                                   ARTICLE V

                                  DISTRIBUTION
                                  ------------


          5.1  General.  The interest of each Participant in the Fund shall be
               -------
distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VI and except in the event of the termination of the Plan. The provisions of this Article shall be construed in accordance with section 401(a)(9) of the Code and regulations thereunder, including, effective for distributions that commence on or after January 1, 1989, the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

          5.2  Separation from Service.  A Participant who has a Separation from
               -----------------------
Service for reasons other than death shall have his Account paid to him or applied for his benefit in accordance with the provisions of this Article.

          5.3  Death.  If a Participant dies before his entire interest in his
               -----
Account has been paid to him, his remaining interest shall be paid to, or applied for the benefit of, his beneficiary in accordance with the provisions of this Article.

          5.4  Total Disability.
               ----------------

               (a) If a Participant who is an Employee suffers a Total Disability, his Account shall be paid to him or applied for his benefit in accordance with the provisions of this Article following the determination of his Total Disability.

               (b) Total Disability shall be determined by a majority of three medical examiners, one chosen by the Administration Committee, one chosen by the Participant and one chosen by the other two medical examiners. Each medical examiner shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability.

          5.5  Valuation for Distribution.  For the purposes of paying the
               --------------------------
amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's nonforfeitable interest in the Fund shall be determined in accordance with the provisions of Article IV as of the Valuation Date coincident with or immediately preceding the date of any payment under this Article. Such amount shall be adjusted to take into account any additional contributions which have been or are to be allocated to the Participant's Account since that Valuation Date, and any distributions or withdrawals made since that date.

          5.6  Timing of Distribution.
               ----------------------
               (a)  Any Participant who is entitled to his Account under Section
5.2 or Section 5.4 shall receive his interest in his Account pursuant to the following rules:

                    (1) Except as provided in Paragraph (a)(2), if the Participant's nonforfeitable interest in his Account is $3,500 or less, or the Participant has attained Normal Retirement Age, the Participant's Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following his Separation from Service or the determination of his Total Disability.

                    (2) If the Participant has not attained Normal Retirement Age and his nonforfeitable interest exceeds, or has ever exceeded at the time of any prior distribution, $3,500, his Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following his Separation from Service or the determination of his Total Disability, except that, if the Participant does not consent to such distribution, distribution of his benefits shall commence on any later date elected by the Participant, that is not later than his Required Beginning Date, at which time his nonforfeitable interest shall be automatically paid to him. A Participant's election to receive payment prior to his Required Beginning Date may be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant. The Administration Committee shall inform each Participant who is subject to this Paragraph (a)(2) of his right to defer distribution. Such notice shall be furnished not less than 30 days nor more than 90 days prior to the date of any distribution that occurs prior to the earlier of his death or his Normal Retirement Age.

                    (3) Unless a Participant elects to defer his Benefit Commencement Date under Paragraph (a)(2) above, the Participant's Benefit Commencement Date shall be no later than the 60th day following the close of the Plan Year in which the Participant attains his Normal Retirement Age or has a Separation from Service, whichever occurs last. In no event, however, shall a Participant's Benefit Commencement Date be later than his Required Beginning Date.

               (b) If a Participant dies before his entire interest in his Account has been paid to him, his remaining nonforfeitable interest shall be distributed to his beneficiary commencing as soon as practicable following the Participant's death.

               (c) This Section shall apply to all Participants, including Participants who had a Separation from Service or ceased to be Covered Employees prior to the Effective Date.

          5.7  Mode of Distribution.
               --------------------

               (a) Except as provided in Subsection (b), a Participant shall have his Account paid to him, and benefits payable under Section 5.3 upon the death of a Participant shall be distributed, in a single sum payment.

               (b) If a Participant has not had a Separation from Service as of his Required Beginning Date, he may elect to receive distribution of his Account while he remains employed, commencing not later than his Required Beginning Date, over a period certain not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his spouse. Notwithstanding the Participant's election to receive distribution as described above, the portion of the Participant's interest remaining upon his actual Separation from Service will be distributed to him in a single sum on the earliest practicable date following the Valuation Date coincident with or next following his Separation from Service, but not later than the 60th day after the close of the Plan Year in which his Separation from Service occurs.

          5.8  Beneficiary Designation.
               -----------------------

               (a) Except as provided in this Section, a Participant may designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund. Such designation shall be made by executing and filing with the Administration Committee a written instrument in such form as may be prescribed by the Administration Committee for that purpose. Except as provided in this Section, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Administration Committee a written instrument in such form as may be prescribed by the Administration Committee for that purpose. If a Participant names a trust as beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in beneficiary.

               (b) No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Administration Committee.

               (c) A Participant who does not establish to the satisfaction of the Administration Committee that he has no spouse may not designate someone other than his spouse to be his beneficiary unless:

                    (1) (A) such spouse (or the spouse's legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

                              (i)  to the specific beneficiary or beneficiaries
designated by the Participant; or

                             (ii)  to the Participant's right to designate any
beneficiary without further consent by the spouse;

                         (B)  such instrument acknowledges the effect of the
election to which the spouse's consent is being given; and

                         (C)  such instrument is witnessed by a Plan
representative or notary public;

                    (2)  the Participant:

                         (A)  establishes to the satisfaction of the
Administration Committee that his spouse cannot be located; or

                         (B)  furnishes a court order to the Administration
Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

                    (3) the spouse has previously given consent in accordance with this Subsection and consented to the Participant's right to designate any beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this Subsection (c) shall not be effective with respect to other spouses of the Participant prior to the Participant's Benefit Commencement Date, and an election to which Paragraph (2) of this Subsection (c) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's Benefit Commencement Date.

               (d) If a Participant has no beneficiary under Subsection (a) of this Section, if the Participant's beneficiary(ies) predecease the Participant, or if the beneficiary(ies) cannot be located by the Administration Committee, the interest of the deceased Participant shall be paid to the Participant's estate.

          5.9  Transfer of Account to Other Plan.
               ---------------------------------

               (a) If (1) a Participant entitled to receive a distribution from the Plan, either pursuant to this Article or pursuant to Article VII, or
(2) the spouse or former spouse of a Participant who is entitled to receive a distribution from the Plan pursuant to a qualified domestic relations order, directs the Administration Committee to have the Trustee transfer the amount to be distributed directly to:

                    (1) an individual retirement account described in section 408(a) of the Code;

                    (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract);

                    (3) a qualified defined contribution retirement plan described in section 401(a) and section 414(i) of the Code the terms of which permit the acceptance of rollover contributions; or

                    (4) an annuity plan described in section 403(a), the amount to be distributed shall be so transferred.

               (b) If a Participant's surviving spouse is entitled to receive a distribution from the Plan under Section 5.3, and such surviving spouse directs the Administration Committee to have the Trustee transfer the amount to be distributed directly to:

                    (1) an individual retirement account described in section 408(a) of the Code; or

                    (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), the amount to be distributed shall be so transferred.

               (c) The Participant, spouse or former spouse must specify the name of the plan to which the Participant, spouse or former spouse wishes to have the amount transferred, plus such other information as may be requested by the Administration Committee, on a form and in a manner prescribed by the Administration Committee.

               (d) Subsections (a) and (b) shall not apply to the following distributions:

                    (1) that portion of any distribution after the Participant's Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code; or

                    (2) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

                                 ARTICLE VI

                           ROLLOVER CONTRIBUTIONS
                           ----------------------


          6.1  Rollover Contributions.
               ----------------------

               (a) Subject to the restrictions set forth in Subsection (b), a Covered Employee may transfer or have transferred directly to the Fund, from any qualified retirement plan of a former employer, all or a portion of his interest in the distributing plan. In addition, a Covered Employee who has established an individual retirement account to hold distributions received from qualified retirement plans of former employers may transfer all of the assets of such individual retirement account to the Fund. Such individual retirement account shall not contain nondeductible contributions made by the Employee while he was a participant in such plans.

               (b) The Trustee shall not accept a distribution from any other qualified retirement plan or from an individual retirement account unless the following conditions are met:

                    (1) (A) the distribution being transferred must come directly from the fiduciary of the plan of the former employer, or

                         (B) it must come from the Employee within 60 days
after the Employee receives a distribution from such other qualified retirement plan or individual retirement account and must comply with the provisions of section 402(a)(5), 403(a), or 408(d)(3) of the Code, whichever applies;

                    (2) distributions from a plan for a self-employed person shall not be transferred to this Plan, unless the transfer is directly to the Fund from the funding agent of the distributing plan;

                    (3) the interest being transferred shall not include assets from any plan to the extent that the Administration Committee determines that the transfer of such interest (A) would impose upon the Plan requirements as to form of distribution that would not otherwise apply hereunder, (B) would otherwise result in the elimination of Code section 411(d)(6) protected benefits or would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply; and

                    (4) the interest being transferred shall not certain nondeductible contributions made to the distributing plan by the Employee unless the transfer to the Fund is directly from the funding agent of the distributing plan.

          6.2  Vesting and Distributing of Rollover Accounts.
               ---------------------------------------------

               (a) The distributions transferred by or for a Covered Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Employee's Rollover Account. An Employee shall be fully vested at all times in his Rollover Account.

               (b) An Employee's Rollover Account shall be distributed as otherwise provided under the Plan.

                                 ARTICLE VII

                                 WITHDRAWALS
                                 -----------


          7.1  Withdrawals Subject to Hardship Restrictions.
               --------------------------------------------

               (a) A Participant who has not reached age 59 1/2 may withdraw, not more than once during any Plan Year, under the rules set forth in Subsections (b) through (g) of this Section, the following amounts:

                    (1)  his Company Contribution Account;

                    (2) his Wage Reduction Contribution Account as of June 30, 1989; plus

                    (3) the sum of his Wage Reduction Contributions made after June 30, 1989;

less amounts previously withdrawn from his Company Contribution Account and Wage Reduction Contribution Account, as applicable, by submitting his written request to the Administration Committee.

               (b) A withdrawal under Subsection (a) of this Section shall be permitted only if the Administration Committee finds that:

                    (1) it is made on account of immediate and heavy financial need (as defined in Subsection (c) of this Section) of the Participant; and

                    (2) it is necessary (as defined in Subsection (d) of this Section) to satisfy such immediate and heavy financial need.

               (c) A withdrawal under Subsection (a) will be deemed to be on account of an immediate and heavy financial need if the Participant requests such withdrawal on account of:

                    (1) expenses for medical care described in section 213(d) of the Code and previously incurred by the Participant, his spouse, or any of the Participant's dependents (as defined in section 152 of the Code) or necessary for such individuals to obtain such medical care;

                    (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                    (3) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in section 152 of the Code);

                    (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

                    (5) such other circumstances as the Administration Committee determines (in accordance with applicable governmental regulations) constitute an immediate and heavy financial need of the Participant.

               (d) Whether a withdrawal under Subsection (a) is necessary shall be determined by the Administration Committee on the basis of all relevant facts and circumstances, in accordance with applicable government regulations. A withdrawal under Subsection (a) shall be deemed to be necessary if:

                    (1) The amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                    (2) The Participant has obtained all currently permissible distributions (other than hardship distributions) and non-taxable loans, if any, under this and all other plans maintained by the Company and all Affiliated Companies. For this purpose, the Participant's Company Contribution Account must be exhausted before withdrawals from the Wage Reduction Account are permitted.

                    (3) The Participant agrees in writing to be bound by the rules of Subsection (e).

               (e) If a Participant withdraws any amount from his Wage Reduction Contribution Account pursuant to Subsection (a), or withdraws any elective deferrals under any other qualified retirement plan maintained by the Company or any Affiliated Company, which other plan conditions such withdrawal upon the Participant's being subject to rules similar to those stated in this Subsection and Subsection (d), such Participant:

                    (1) may not make Wage Reduction Contributions under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other qualified or non-qualified plan of deferred compensation (which does not include any health or welfare plan, including a health or welfare plan that is part of a cafeteria plan described in section 125 of the Code) maintained by the Company or an Affiliated Company for a period of 12 months commencing on the date of his receipt of the withdrawal; and

                    (2) in the calendar year next following the calendar year of such withdrawal, may not make Wage Reduction Contributions or elective deferrals under any other qualified retirement plan maintained by the Company or an Affiliated Company in excess of:

                         (A) the dollar amount described in Subsection (b) of
Section 3.1 for such year, minus

                         (B) the total Wage Reduction Contributions under this
Plan and elective deferrals under any other qualified plan made by the Participant during the calendar year of the withdrawal.

               (f) No more than one withdrawal may be made under this Section for any Plan Year.

               (g) For any Plan Year, the withdrawal under this Section shall not exceed the lesser of (1) $50,000 or (2) 50% of the value of the Participant's Wage Reduction Contribution Account as of the date of the withdrawal.

          7.2  Withdrawals Not Subject to Hardship Restrictions.
               ------------------------------------------------

               A Participant may withdraw all or part of his Rollover Account not more than once during any Plan Year. In addition, a Participant who has reached age 59-1/2 may withdraw, not more than once during any Plan Year, all or any part of his Rollover Account, Company Contribution Account or Wage Reduction Account. Withdrawals shall be debited from Participants' Accounts in that order.

          7.3  Amount and Payment of Withdrawals.  The amount of any withdrawal
               ---------------------------------
will be determined on the basis of the value of the Participant's Account valued as of the Valuation Date coincident with or immediately preceding the date of the withdrawal. Any withdrawal requested under this Section shall be paid as soon as practicable following the Administration Committee's determination that the requested withdrawal complies with the terms and conditions set forth in this Section.

          7.4  Withdrawals Not Subject to Replacement.  A Participant may not
               --------------------------------------
replace any portion of his Accounts withdrawn under this Plan.

          7.5  Investment Medium to be Charged with Withdrawal.  A Participant
               -----------------------------------------------
may specify to which Investment Medium or Investment Media any withdrawal under this Article is to be charged. Unless so specified, distribution will be made out of the Participant's interest in the various Investment Media in proportion to the Participant's share in such Investment Media.

                                ARTICLE VIII

                               ADMINISTRATION
                               --------------


          8.1  Plan Administrator.  The Administration Committee and the Finance
               ------------------
Committee shall be the named fiduciaries of the Plan (with respect to the matters for which they are hereby made responsible) for purposes of ERISA and shall administer the Plan.

          8.2  Allocation of Fiduciary Responsibilities.  The Committees shall
               ----------------------------------------
have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan, the Trust Agreement or any operating procedures adopted by the Board of Directors and as such Plan, Trust Agreement or operating procedures may be amended from time to time. It is intended that each Committee shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for any act or failure to act on the part of the other Committee or of another fiduciary.

          8.3  Responsibilities of the Administration Committee.  The
               ------------------------------------------------
Administration Committee shall have general responsibility for the administration and interpretation of the Plan, including but not limited to complying with nonfinancial reporting and disclosure requirements, establishing and maintaining Plan records and adopting amendments to the Plan as described in
Section 10.1.

          8.4  Responsibilities of the Finance Committee.  Except as provided in
               -----------------------------------------
Article IV, the Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan. The Finance Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan and may, with the written approval of the Board of Directors appoint or remove or change the Trustee and any such funding agency. The Finance Committee shall have the power to appoint or remove one or more investment managers, with the written approval of the Board of Directors, and to delegate to such investment manager authority and discretion to manage (including the power to acquire and dispose of) assets of the Plan, provided that the Finance Committee shall periodically review the investment performance and methods of each investment manager with such authority and discretion. The Finance Committee shall determine the requirements and objectives of the Plan and any audit information which may be pertinent to the investment of Plan assets and shall establish investment standards and policies incorporating such requirements and objectives and communicate the same to the Trustee (or other funding agencies under the Plan). The Finance Committee shall engage such certified public accountants, who may be accountants for the Company as it shall require or may deem advisable for purposes of the Plan. If annuities are to be purchased under the Plan, the Finance

Committee shall determine what contracts should be made available to terminated Participants or purchased by the Trust.

          8.5  Joint Responsibilities.  Both the Administration Committee and
               ----------------------
the Finance Committee may arrange for the engagement of such legal counsel, who may be counsel for the Company, and make use of such agents, consultants, and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. Each of said Committees may rely upon the written opinion of such counsel and the accountants engaged by the Finance Committee and may delegate to any such agent, to any department of the Company, or to any subcommittee or member of such Committee its authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of said Committee. Each of said Committees shall report to the Board of Directors no less frequently than annually, with regard to the matters for which it is responsible under the Plan.

          8.6  Membership of the Committees.  Both the Administration Committee
               ----------------------------
and the Finance Committee shall consist of not less than three members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors or the Finance. Any member of either of said Committees may resign at any time. No member of either of said Committees shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. The members of the Administration Committee and the Finance Committee shall not receive any special compensation for serving in their capacities as members of such Committees but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by ERISA, no bond or other security need be required of the Administration Committee or the Finance Committee or any member thereof in any jurisdiction. Any person may serve on both of said Committees, and any member of either of said Committees, any department, subcommittee or agent to whom either of said Committees delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee or administrator) with respect to the Plan.

          8.7  Committee Meetings.  The Board of Directors shall designate the
               ------------------
chairman of the Administration Committee and the chairman of the Finance Committee. Each Committee shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings, copies of which shall be delivered to each member of the respective Committee.
A majority of a Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of a Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the direction of its chairman, without a meeting by mail, telegraph or telephone, provided that all of the members of the Committee are informed by mail or telegraph of their right to vote on the proposal and of the outcome of the vote thereon.

          8.8  Receipts and Disbursements of the Plan.  The Finance Committee
               --------------------------------------
shall appoint an individual who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, and shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Finance Committee. Such individual shall cause to be disbursed the monies and funds of the Plan when so authorized by either the Finance Committee or the Administration Committee and shall generally perform such other duties as may be assigned to him from time to time by either such Committee.

          8.9  Demands for Money.  All demands for money of the Plan shall be
               -----------------
signed by such officer of officers or such other person or persons as the Finance Committee may from time to time designate in writing.

          8.10  Disputes.
                --------

               (a) If the Administration Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Administration Committee shall furnish notice of the denial to the claimant, setting forth:

                    (1)  the specific reasons for the denial;

                    (2) specific reference to the pertinent Plan provisions on which the denial is based;

                    (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

                    (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

Such notice shall be forwarded to the claimant within 90 days of the Administration Committee's receipt of the claim; provided, however, that in special circumstances the Administration Committee may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

               (b) Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Administration Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Administration Committee. The Administration Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Administration Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension. The appeals procedure set forth in this Subsection (b) shall be the exclusive means for contesting a decision denying benefits under the Plan.

          8.11  Indemnification.  Each member of the Administration Committee
                ---------------
and the Finance Committee, and any other person who is an Employee or director of the Company or an Affiliated Company shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be held liable for an act of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Administration Committee member, Finance Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administration Committee member, Finance Committee member or other person may be entitled pursuant to the by-laws of the Company.

                                 ARTICLE IX

                                  THE FUND
                                  --------


          9.1  Designation of Trustee.  The Company shall enter into a Trust
               ----------------------
Agreement with a Trustee selected by the Finance Committee and approved by the Board of Directors. The Finance Committee shall have the power to remove the Trustee, and to designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

          9.2  Exclusive Benefit.  Prior to the satisfaction of all liabilities
               -----------------
under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

          9.3  No Interest in Fund.  No person shall have any interest in or
               -------------------
right to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

          9.4  Investments.
               -----------

               (a) Except as provided in Subsection (e) of this Section, the Trustee shall invest Wage Reduction Contributions, Matching Contributions, Nonelective Company Contributions and Rollover Contributions paid to it and income thereon in such Investment Media as each Participant may select in accordance with this Section. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee. The Investment Media offered for investments under the Plan shall include a fund that is invested exclusively in Common Stock of Lukens Inc. A Participant to whose Accounts Common Stock has been credited may direct the Trustee regarding the voting of such Common Stock, provided that:

               (i) any shares of Common Stock with respect to which timely instructions are not received by the Trustee shall not be voted, nor shall they be tendered in connection with a tender offer, as the case may be;

               (ii) Participant instructions to the Trustee for voting or tender of Common Stock shall be made in confidence, and the Trustee may not divulge such instructions to any director, officer or employee of the Employer.

               (b) Except as provided in Subsection (e) of this Section, a Participant shall select one or more of the Investment Media in which his Accounts shall be invested, and the percentage thereof that shall be invested in each Investment Medium selected. In the event a Participant fails to make an election pursuant to this Section, amounts allocated to his Account shall be invested in the most conservative of the Investment Media as determined by the Finance Committee. A Participant may amend such selection by prior notice to the Administration Committee, effective as of such dates determined by the Administration

Committee. Such amendments will be subject to the other requirements of this Section.

               (c) Participant may transfer, effective as of such dates determined by the Administration Committee, such portion of the value of his interest in any Investment Medium to another Investment Medium, as may be permitted by the Administration Committee.

               (d) The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

               (e) The Trustee may hold assets of the Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

                                  ARTICLE X

                    AMENDMENT AND TERMINATION OF THE PLAN
                    -------------------------------------


          10.1  Power of Amendment and Termination.
                ----------------------------------

               (a) It is the intention of the Company that this Plan will be permanent. However, the Company reserves the right to terminate the Plan at any time by action of the Board of Directors or other governing body effective as of the date designated and to amend the Plan at any time by action of the Board of Directors or the Administration Committee.

               (b) Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors or the Administration Committee, as the case may be. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Company or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries.

          10.2  Merger.  The Plan shall not be merged with or consolidated with,
                ------
nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the Plan had been terminated on the day before such merger, consolidation, or transfer.

                                 ARTICLE XI

                            TOP-HEAVY PROVISIONS
                            --------------------


          11.1  General.  The following provisions shall apply automatically to
                -------
the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan (as defined below). It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

          11.2  Definitions.  The following definitions shall supplement those
                -----------
set forth in Article I of the Plan:

               (a)  "Aggregation Group" means this Plan and each other qualified
                     -----------------
retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company:

                    (1)  in which a Key Employee is a participant; or

                    (2) which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code; or

                    (3) without the inclusion of which, the plans in the Aggregation Group would be Top-Heavy Plans, but, with the inclusion of which, the plans in the Aggregation Group are not Top-Heavy Plans and, taken together, meet the requirements of sections 401(a)(4) and 410 of the Code.

               (b)  "Determination Date" means, for any Plan Year, the last day
                     ------------------
of the preceding Plan Year.

               (c)  "Key Employee" means, with respect to any Plan Year:
                     ------------

                    (1) any Employee or former Employee who at any time during the 60-month period ending on the Determination Date was:

                         (A) an officer of the Company having Compensation for
a Plan Year during such period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; provided, that no more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of the greatest number of Employees employed by the Company and all Affiliated Companies during such 60-month period, but excluding employees described in section 414(q)(8) of the
Code) shall be treated as officers; or

                         (B) one of the 10 Employees having Compensation
greater than the amount described in section 415(c)(1)(A) of the Code and owning (or are considered as owning, within the meaning of section 318 of the Code) the largest interests in the Company or any Affiliated Company, provided that such interest exceeds one-half of one percent (0.5%) of the total share ownership of the Company or Affiliated Company, the total number of individuals described in this Subparagraph (B) being limited to 10 for the entire 60-month period; or

                         (C) a five-percent (5%) owner of the Company; or

                         (D) a one-percent (1%) owner of the Company having
Compensation in excess of $150,000; or

                    (2)  a beneficiary of an individual described in Paragraph
(1) of this Subsection.

For purposes of this Subsection, Compensation shall include elective deferrals under sections 125, 402(a)(8), 402(h) and 403(b) of the Code. Determinations under this Subsection shall be made in accordance with section 416(i) of the Code.

               (d)  "Key Employee Ratio" means, for any Determination Date, the
                     ------------------
ratio of the amount described in Paragraph (1) of this Subsection to the amount described in Paragraph (2) of this Subsection, after deducting from each such amount any portion thereof described in Paragraph (3) of this Subsection, where:

                    (1)  the amount described in this Paragraph is the sum of:

                         (A) the present value of all accrued benefits of Key
Employees under all qualified defined benefit plans included in the Aggregation Group;

                         (B) the balances in all of the accounts of Key
Employees under all qualified defined contribution plans included in the Aggregation Group; and

                         (C) the amounts distributed from all plans in such
Aggregation Group to or on behalf of any Key

Employee during the period of five Plan Years ending on the Determination Date, except any benefit paid on account of death to the extent it exceeds the accrued benefits or account balances immediately prior to death;

                    (2)  the amount described in this Paragraph is the sum of:

                         (A) the present value of all accrued benefits of all
participants under all qualified defined benefit plans included in the Aggregation Group;

                         (B) the balances in all of the accounts of all
participants under all qualified defined contribution plans included in the Aggregation Group; and

                         (C) the amounts distributed from all plans in such
Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date; and

                    (3)  the amount described in this Paragraph is the sum of:

                         (A) all rollover contributions (or fund to fund
transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not the Company or an Affiliated Company;

                         (B) any amount that is included in Paragraphs (1) and
(2) of this Subsection for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year; and

                         (C) for Plan Years beginning after December 31, 1984,
any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who has not performed any services for the Company during the five-year period ending on the Determination Date.

The present value of accrued benefits under any defined benefit plan shall be determined on the basis of the interest and mortality assumptions set forth in such plan and, effective July 1, 1987, under the method used for accrual purposes for all plans maintained by the Company and the Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

               (e)  "Non-Key Employee" means, for any Plan Year:
                     ----------------
                    (1) an Employee or former Employee who is not a Key Employee with respect to such Plan Year; or

                    (2)  a beneficiary of an individual described in Paragraph
(1) of this Subsection.

               (f)  "Super Top-Heavy Plan" means, for any Plan Year, each plan
                     --------------------
in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds ninety percent (90%).

               (g)  "Top-Heavy Compensation" means, for any Participant for any
                     ----------------------
Plan Year, the average of his annual Compensation over the period of five consecutive Plan Years (or, if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of any Participating Company) yielding the highest average, disregarding:

                    (1) Compensation for Plan Years ending prior to January 1, 1984; and
                    (2) Compensation for Plan Years after the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

               (h)  "Top-Heavy Plan" means, for any Plan Year, each plan in the
                     --------------
Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%).

               (i)  "Year of Top-Heavy Service" means, for any Participant, a
                     -------------------------
Plan Year in which he completes 1,000 or more Hours of Service, excluding:

                    (1)  Plan Years commencing prior to January 1, 1984; and

                    (2)  Plan Years in which the Plan is not a Top-Heavy Plan.

          11.3  Minimum Contribution for Non-Key Employees.
                ------------------------------------------

               (a) In each Plan Year in which the Plan is a Top-Heavy Plan, each Eligible Employee who is a Non-Key Employee (except (i) an Eligible Employee who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year and (ii) an Eligible Employee who is a member of the Union and is covered under the Labor Agreement) and who is an Employee on the last day of such Plan Year will receive a total minimum Company or Affiliated Company contribution (including forfeitures) under all plans described in Paragraphs (a)(1) and (a)(2) of Section 11.2 of not less than three percent (3%) of the Eligible Employee's Compensation for the Plan Year. Elective deferrals to such plans made on behalf of a Participant in plan years beginning after December 31, 1984 but before January 1, 1989 shall be deemed to be Company contributions for the purpose of this Subsection. Elective deferrals and employer matching contributions to such plans in plan years beginning on or after January 1, 1989 shall not be used to meet the minimum contribution requirements of this Subsection.

               (b) The percentage set forth in Subsection (a) shall be reduced to the percentage at which contributions, including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan which is required to be included in the Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of section 401(a)(4) or section 410 of the Code.

               (c) If a Non-Key Employee described in Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Paragraphs (a)(1) and (a)(2) of Section 11.2, the Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall not receive the minimum contribution described in this Section if he has the minimum benefit required by section 416 of the Code under the defined benefit Top-Heavy Plan contribution (including forfeitures) under all plans in the Aggregation Group of not less than five percent (5%) of the Non-Key Employee's Compensation, unless he is entitled to the contribution described in Subsection 11.6(c).

          11.4  Social Security.  The Plan, for each Plan Year in which it is a
                ---------------
Top-Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

          11.5  Adjustment to Maximum Benefit Limitation.          (a)   For
                ----------------------------------------
each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board of Directors does not make the election to amend the Plan to provide the minimum contribution described in Subsection (c), the 1.25 factor in the defined benefit and defined contribution fractions described in Subsection (c) of Section 3.11 shall be reduced to 1.0. The adjustment described in this Subsection shall not apply to a Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to his accounts under any defined contribution plan.

               (b)  In the case of any Top-Heavy Plan to which Subsection (e) of
Section 3.11 applies, "$41,500" shall be substituted for "$51,875" in the calculation of the numerator of the transition fraction.

               (c) If, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the Aggregation Group also includes a defined benefit plan, the Board of Directors may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions described in Section 3.11. In the event of such election, the minimum contribution described in Section 11.3(a) for each Non-Key Employee who is not covered under a defined benefit plan shall be increased to four percent (4%), and the minimum Company contribution described in Section 11.3(c) for each Non-Key Employee who is covered under a defined benefit plan (but who does not have a minimum benefit under the defined benefit plan equal to the lesser of (1) three percent (3%) of his Top-Heavy Compensation multiplied by his Years of Top-Heavy Service or (2) thirty-percent (30%) of his Top-Heavy Compensation) shall be increased to seven and one-half percent (7-1/2%).

                                 ARTICLE XII

                             GENERAL PROVISIONS
                             ------------------


          12.1  No Employment Rights.  Neither the action of the Company in
                --------------------
establishing the Plan, nor any provisions of the Plan, nor any action taken by the Company, the Administration Committee or the Finance Committee shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Affiliated Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

          12.2  Governing Law.  Except to the extent superseded by ERISA, all
                -------------
questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of Pennsylvania.

          12.3  Severability of Provisions.  If any provision of this Plan is
                --------------------------
determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

          12.4  No Interest in Fund.  No person shall have any interest in, or
                -------------------
right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

          12.5  Spendthrift Clause.  No benefit payable at any time under this
                ------------------
Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (1) a Federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable pursuant to a qualified domestic relations order. Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

          12.6  Incapacity.  If the Administration Committee deems any
                ----------
Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, infirmity, or incapacity of any kind, the Administration Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant, or to pay the same to any responsible person caring for the Participant who is determined by the Administration Committee to be qualified to receive and disburse such payments for the Participant's benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Company, the Administration Committee, the Finance Committee, the Trustee and the Fund.

          12.7  Withholding.  The Trustee shall have the right to withhold any
                -----------
and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

          12.8  Missing Persons.  None of the Trustee, the Company, nor the
                ---------------
Committees shall be obliged to search for or ascertain the whereabouts of any individual entitled to benefits under the Plan. Any individual entitled to benefits under the Plan who does not file a timely claim for his benefits will be allowed to file a claim at any later date, and payment of his benefits will commence after that later date, except that, in the event the Administration Committee is satisfied that a Participant has no spouse or that a Participant's spouse cannot be located (as described in Section 5.7) and the Participant is in fact married or the spouse is later located, whichever is applicable, such spouse shall not be deemed an individual entitled to benefits under the Plan.

          12.9  Determination of Highly Compensated Employees.  For the purpose
                ---------------------------------------------
of identifying highly compensated employees within the meaning of section 414(q) of the Code, the Company and all Affiliated Companies may elect to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year; provided, however, that, if such election is made with respect to the Plan, such election shall also apply with respect to all other plans, entities or arrangements of the Company and Affiliated Companies.

                                ARTICLE XIII

                         RIGHTS OF ALTERNATE PAYEES
                         --------------------------


          13.1  General.  Except as otherwise provided in this Article, an
                -------
Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order. Notwithstanding the foregoing, an Alternate Payee shall have the right to appeal the denial of a claim for any benefits awarded to the Alternate Payee pursuant to a Qualified Domestic Relations Order, as provided in Section 8.4. Any interest of an Alternate Payee in the Accounts of a Participant, other than an interest payable solely upon the Participant's death pursuant to a Qualified Domestic Relations Order which provides that the Alternate Payee shall be treated as the Participant's surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

          13.2  Distribution.
                ------------

               (a) Notwithstanding anything in this Plan to the contrary, a Qualified Domestic Relations Order may provide that any benefits of a Participant payable to an Alternate Payee shall be distributed immediately or at any other time specified in the order. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the benefits shall be distributed to the Alternative Payee immediately.

               (b) If a Qualified Domestic Relations Order does not provide the form of distribution of benefits payable to an Alternate Payee, the Alternate Payee shall have the right to elect distribution in any form provided under Article V.

               (c) If the Qualified Domestic Relations Order does not specify the Investment Media from which amounts shall be paid to an Alternate Payee, such amounts shall be distributed from the Investment Media in which such Accounts are invested on a pro rata basis.

          13.3  Withdrawals.  An Alternate Payee shall not be permitted to make
                -----------
any withdrawals under Article VI and any Qualified Domestic Relations Order which purports to give an Alternate Payee such a right shall be invalid and unenforceable to that extent.

          13.4  Death Benefits.  Unless a Qualified Domestic Relations Order
                --------------
provides to the contrary, an Alternate Payee shall have the right to designate a beneficiary, in the same manner as provided in Section 5.7 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a beneficiary, or if the beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate.

          Executed this ____ day of _________________, 19__.



                                LUKENS INC.


Attest:                          By:
       ------------------------     ------------------------